EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  John W. Conlon, Chief Financial Officer
---------------------                   (740) 373-3155
July 14, 2000


                      PEOPLES BANCORP REPORTS 14% INCREASE
                      IN SECOND QUARTER EARNINGS PER SHARE
  ----------------------------------------------------------------------------

          MARIETTA, Ohio - Today Peoples Bancorp Inc. (Nasdaq: PEBO) announced second quarter earnings of $0.41 per diluted share, up 13.9% over results of operations from the second quarter of 1999, as growth in net interest income and non-interest revenues contributed to increased earnings. For the six months ended June 30, 2000, earnings per diluted share reached $0.84, an increase of $0.11 (or 15.1%) over the first half of last year.
         Net income for the three months ended June 30, 2000 , totaled $2.7 million, up $0.15 million (or 5.8%) from the same period last year. On a year-to-date basis, net income reached $5.6 million through June 30, 2000, up $0.4 million (or 7.4%) compared to the first half of 1999. Cash basis earnings per share, which exclude the effects of intangible assets and related amortization expenses, increased to $0.47 in the second quarter of 2000, up $0.05 (or 11.9%) compared to the same period in 1999. Cash basis earnings per share for the six months ended June 30, 2000, totaled $0.96, an increase of $0.10 (or 11.6%) over the same period last year.
         Earnings in the second quarter of 2000 were impacted by net losses on sales of investment securities and disposals of capital assets. Pre-tax net losses on these transactions totaled $185,000 and decreased net income in the second quarter of 2000 by $120,000, or $0.02 per share.
         "We are pleased with second quarter performance," commented Robert E. Evans, Peoples Bancorp's President and CEO. "Our core operating results reflect strong earnings streams, as we continue to invest in client-focused initiatives and processes designed to quickly and professionally serve our client's every financial need."
         Net losses on disposals of assets were generated from Peoples Bancorp's investment in a larger central processing unit that will enhance the Company's processing capabilities. Management believes the investment will better support the Company's integrated sales processes and improve client service though speedier delivery of products and services.
         Net interest income grew $0.8 million (or 8.1%) to $10.2 million in the second quarter of 2000 compared to the same period a year earlier, due primarily to earning asset growth strategies implemented in 1999 and internal loan growth during the last six months. In the second quarter of 2000, Peoples Bancorp's total loans grew $28 million (or 2.6%) to $701.4 million at June 30, 2000. The Company's allowance for loan losses at June 30, 2000, totaled $10.9 million (or 1.56% of total loans), a quarterly increase of $0.3 million. Loan loss provision expense increased $153,000 in the second quarter of 2000 compared to the same period last year, due primarily to loan growth. Peoples Bancorp's asset quality continues to be above peer group levels and reflects the overall quality of the Company's loan portfolio.
         Due primarily to growth of investment and insurance commissions, as well as electronic banking revenues, non-interest income exhibited strong growth in the second quarter of 2000, as revenues increased $0.4 million (or 23.0%) to $2.2 million compared to 1999's second quarter total of $1.8 million. For the six months ended June 30, 2000, non-interest income totaled $4.4 million, an increase of $0.7 million (or 19.2%) compared to the same period in 1999. Non-interest expense totaled $7.8 million for the three months ended June 30, 2000, and $15.3 million for the first half of 2000, an increase of $0.7 million (or 10.2%) and $2.0 million (or 15.3%) compared to the same periods last year. Non-interest expense increased due to the impact of debt service costs associated with the Company's issuance of $30 million of 8.62% Capital Securities in April, 1999, as well as recent market expansion and associated costs to provide enhanced customer services such as investments and insurance products.

         Peoples Bancorp Inc. is a diversified financial services company with $1.1 billion in assets. The Company's lead subsidiary is Peoples Bank, which offers complete banking products and services through 38 financial service locations and 25 ATM's in Ohio, West Virginia, and Kentucky. Peoples Bank also makes available other financial services through Peoples Investments, which provides customer-tailored solutions for fiduciary needs, investment alternatives, and asset management needs (securities are offered exclusively through Raymond James Financial Services, member NASD/SIPC, an independent broker/dealer located at Peoples Bank). Peoples Bank also provides life, property and casualty insurance products and services through Peoples Insurance Agency, Inc. Peoples Bancorp's common stock is traded through the Nasdaq National Market System under the symbol PEBO. Learn more about Peoples Bancorp or enroll in Peoples OnLine Connection, Peoples Bank's internet banking product, at www.peoplesbancorp.com.


PEOPLES BANCORP INC.  (Nasdaq: PEBO)
Financial Highlights (Unaudited - in thousands, except per share data)
                                                             ------------------------         -----------------------
                                                                 Three Months Ended               Six Months Ended
                                                             ------------------------         -----------------------
                                                                       June 30,                       June 30,
PER SHARE DATA                                                   2000           1999            2000           1999
                                                             ------------------------         -----------------------
Net income per share:
   Basic                                                     $       0.41   $       0.37   $        0.85  $        0.75
   Diluted                                                           0.41           0.36            0.84           0.73
   Cash basis earnings - diluted (a)                                 0.47           0.42            0.96           0.86
Dividends declared per share                                 $       0.14   $       0.13   $        0.28           0.24
Weighted average shares outstanding:
   Basic                                                        6,515,837      6,910,065       6,520,208      6,928,517
   Diluted                                                      6,600,252      7,087,693       6,615,283      7,098,102

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average equity                                           15.13%         11.90%          15.41%         12.01%
Cash basis return on average equity (a)                            23.75%         18.56%          24.20%         18.74%
Return on average assets                                            1.00%          1.04%           1.04%          1.12%
Cash basis return on average assets (a)                             1.17%          1.26%           1.21%          1.35%
Net interest margin (fully tax equivalent)                          4.20%          4.35%           4.22%          4.45%
Efficiency ratio                                                   56.62%         55.26%          56.38%         53.34%
Net loan chargeoffs as a percentage of average loans                0.05%          0.03%           0.07%          0.05%
End of period:
   Nonperforming assets as a percentage of total assets (b)         0.23%          0.22%           0.23%          0.22%
   Allowance for loan losses as a percentage of total loans         1.58%          1.70%           1.58%          1.70%

CONSOLIDATED AVERAGE BALANCES
Average gross loans                                          $    686,606   $    587,808   $     674,753        579,169
Average earning assets                                            999,137        899,365         988,313        848,805
Average total assets                                            1,078,382        976,482       1,067,579        924,543
Average non-interest bearing deposits                              82,588         77,822          81,456         76,953
Average interest bearing deposits                                 652,206        626,543         651,140        628,338
Average stockholders' equity                                 $     71,510   $     86,909   $      72,175         86,478

PERIOD END CAPITAL RATIOS
Tier 1 risk-based capital                                          12.53%         15.56%          12.53%         15.56%
Total risk-based capital ratio (Tier 1 and Tier 2)                 14.11%         13.97%          14.11%         13.97%
Leverage ratio                                                      8.46%          9.54%           8.46%          9.54%
                                                             -------------  -------------  --------------  -------------

(a) Excludes after-tax impact of intangible amortization expense and removes balance sheet effect of intangible assets acquired through use of purchase accounting for acquisitions.
(b) Nonperforming assets include loans 90 days past due and accruing, nonaccrual loans, and other real estate owned.



           PEOPLES BANCORP INC. CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  ---------------      ---------------
(in thousands)                                                                       June 30,          December 31,
                                                                                       2000                 1999
                                                                                  ---------------      ---------------
ASSETS
Cash and cash equivalents                                                         $       27,992       $       43,751
Available-for-sale investment securities, at estimated fair value                        326,660              328,306
Loans, net of unearned interest                                                          701,413              659,833
Allowance for loan losses                                                                (10,914)             (10,264)
                                                                                  ---------------      ---------------
     Net loans                                                                           690,499              649,569
Bank premises and equipment, net                                                          15,791               15,321
Other assets                                                                              40,410               38,503
                                                                                  ---------------      ---------------
          TOTAL ASSETS                                                            $    1,101,352       $    1,075,450
                                                                                  ===============      ===============

LIABILITIES
Non-interest bearing deposits                                                     $       79,687       $       83,267
Interest bearing deposits                                                                650,215              644,940
                                                                                  ---------------      ---------------
     Total deposits                                                                      729,902              728,207
Federal funds purchased, securities sold under repurchase agreements,
         and other short term borrowings                                                 122,785               87,439
Long-term borrowings                                                                     138,674              150,338
Accrued expenses and other liabilities                                                     8,108                7,606
                                                                                  ---------------      ---------------
          TOTAL LIABILITIES                                                              999,469              973,590

Guaranteed preferred beneficial interests in junior subordinated debentures               29,003               28,986


STOCKHOLDERS' EQUITY
Common stock, no par value (6,666,859 shares issued and 6,527,092
    outstanding at June 30, 2000)                                                         66,296               65,043
Accumulated comprehensive income, net of deferred income taxes                            (9,941)              (7,654)
Retained earnings                                                                         19,566               26,241
Treasury stock, at cost (139,767 shares at June 30, 2000)                                 (3,041)             (10,756)
                                                                                  ---------------      ---------------
          TOTAL STOCKHOLDERS' EQUITY                                                      72,880               72,874
                                                                                  ---------------      ---------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    1,101,352       $    1,075,450
                                                                                  ===============      ===============
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


               PEOPLES BANCORP INC. CONDENSED STATEMENTS OF INCOME

                                                          ---------------------------       --------------------------
(in thousands)                                                Three Months Ended                Six Months Ended
                                                          ---------------------------       --------------------------
                                                                   June 30,                         June 30,
                                                          ---------------------------       --------------------------
                                                             2000             1999               2000           1999
                                                          ----------       ----------       -----------      ---------
Interest income                                           $   20,924       $  17,622        $   41,036       $ 33,607
Interest expense                                              10,699           8,162            20,707         15,404
                                                          ----------       ----------       -----------      ---------
     Net interest income                                      10,225           9,460            20,329         18,203
Provision for loan losses                                        600             447             1,122            984
                                                          ----------       ----------       -----------      ---------
Net interest income after provision for loan losses            9,625           9,013            19,207         17,219
Net (loss) gain on securities transactions                       (45)              1              (56)              1
Net (loss) gain on disposal of assets                           (140)             (5)             (145)            (5)
Other non-interest income                                      2,233           1,815             4,361          3,659
Amortization of intangibles                                      571             657             1,142          1,313
Other non-interest expense                                     7,223           6,418            14,206         11,997
                                                          -----------      ----------       -----------      ---------
Income before income taxes                                     3,879           3,749             8,019          7,564
Income taxes                                                   1,179           1,201             2,458          2,385
                                                          -----------      ----------       -----------      ---------
          Net income                                      $    2,700       $   2,548        $    5,561       $  5,179
                                                          ===========      ==========       ===========      =========
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                                 END OF RELEASE